Exhibit 31.3

CERTIFICATION OF MATTHEW J. SZULIK, CHIEF EXECUTIVE OFFICER, PRESIDENT AND

CHAIRMAN OF THE BOARD OF DIRECTORS, PURSUANT TO RULE 13a-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Matthew J. Szulik, certify that:

1. I have reviewed this report: Amendment No.1 on Form 10-Q/A of Red Hat, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 11, 2005	By:	/s/ Matthew J. Szulik
Matthew J. Szulik
Chief Executive Officer, President and Chairman of the Board of Directors
(Principal Executive Officer)

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